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                                               Filed Pursuant to Rule 424(b)(3)
                                               Registration No. 033-61601


                    PRICING SUPPLEMENT, DATED MAY 22, 1997
                TO PROSPECTUS SUPPLEMENT DATED OCTOBER 6, 1997
                    TO PROSPECTUS DATED SEPTEMBER 27, 1995


                                POPULAR, INC.
                          (FORMERLY BANPONCE CORP.)
                         MEDIUM-TERM NOTES, SERIES 2
             DUE FROM NINE MONTHS TO 30 YEARS FROM DATE OF ISSUE



PRINCIPAL AMOUNT...........................................  $7,050,000.00

ORIGINAL ISSUE DATE........................................  MAY 28, 1997

MATURITY DATE..............................................  MAY 28, 1999

GLOBAL NOTE................................................  YES

INITIAL INTEREST RATE......................................  6,565%

INTEREST RATE BASIS........................................  FIXED

INDEX MATURITY.............................................  N/A

SPREAD.....................................................  N/A

CUSIP......................................................  06670VBCO

INTEREST RATE RESET PERIOD.................................  N/A

INTEREST PAYMENT PERIOD....................................  JUNE 15, DECEMBER
                                                             15, AND AT
                                                             MATURITY. (FIRST
                                                             INTEREST PAYMENT
                                                             12/15/97).


THE PROCEEDS FROM THE ISSUANCE OF THE NOTE TO WHICH THIS PRICING SUPPLEMENT RELATES WILL BE USED TO FINANCE POPULAR, INC. SUBSIDIARIES.